UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2024

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 9, 2024, ThermoGenesis Holdings, Inc. (the “Company”) received a notice of default (the “Default Notice”) from Boyalife Group (USA), Inc. (the “Lender”) under the First Amended and Restated Revolving Credit Agreement, dated April 16, 2018, between the Company and Lender, as amended (the “Credit Agreement”), and under the Second Amended and Restated Convertible Promissory Note, dated March 4, 2022, as amended, issued by the Company to the Lender under the Credit Agreement (the “Note”). The Default Notice states and declares that a default occurred under the Credit Agreement and Note as of July 9, 2024, for failure to make a required interest payment and declares the entire balance of the Note to be immediately due and payable. The Note is secured by the Company’s shares in its ThermoGenesis Corp. subsidiary. The Default Notice also states that if the entire outstanding balance of the Note including accrued interest, which is $3,441,000 as of July 1, 2024, is not paid in full to the Lender on or before July 11, 2024, the Lender elects to “take all equity of the collateral assets, TG Corp. without any further consent action from the Company.” The Company will not have the ability to pay the Note in full by July 11, 2024, and anticipates that the Lender will elect to exercise its rights under the Note. A copy of the Default Notice is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

9.1	Notice of Default, dated July 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)
Dated: July 10, 2024	/s/ Jeffery Cauble
Jeffery Cauble Chief Financial Officer